EXHIBIT 99.1

MEDIA CONTACT:

Mark Brown
Vice President Marketing
mark.brown@dealertrack.com
(516) 734-3887

INVESTOR CONTACT:

Elizabeth Besen
Director of Investor Relations
elizabeth.besen@dealertrack.com
(516) 734-3859

DealerTrack to Sell ALG, Inc. to TrueCar, Inc.

Lake Success, N.Y., August 22, 2011 –DealerTrack Holdings, Inc. (Nasdaq:  TRAK), today announced that it has signed an agreement to sell its wholly owned subsidiary, ALG, Inc., to TrueCar, Inc.  In connection with the sale, DealerTrack has entered into additional commercial arrangements with TrueCar, including a perpetual, royalty-free license for DealerTrack to use certain ALG intellectual property and data in its products and services.

The transaction is structured as a tax-free reorganization, and in consideration for the sale of ALG, DealerTrack will receive a 15.0 percent equity interest in TrueCar and warrants to increase its ownership interest to up to 19.9 percent.  As part of the transaction, DealerTrack will have the limited right to appoint a director to TrueCar’s Board.   The sale is expected to close in the fourth quarter, subject to customary closing conditions and regulatory approval.

DealerTrack expects to recognize a pre-tax gain for GAAP purposes of at least $40 million on the sale, but does not expect this transaction to have an impact on 2011 non-GAAP guidance.  DealerTrack will provide additional details on the financial impact of this transaction during its third quarter earnings call.

Mark F. O’Neil, chairman and chief executive officer of DealerTrack, commented, “This transaction exemplifies our strategy of effectively allocating capital to maximize value for DealerTrack stockholders.   We are not only selling a business which we have grown significantly since we acquired it back in 2005, we are  making an investment in a high-growth, progressive company that is positively impacting the way cars are retailed in the U.S. market.”

Scott Painter, chief executive officer of TrueCar, commented, “We believe that, in combination with ALG’s  core competency of providing industry-leading residual values for the automotive market, TrueCar’s business will be enhanced and continue to generate exceptional growth as more of the car buying process moves online. In addition, we believe that our acquisition of ALG will significantly improve our relationship with OEM’s.”  Painter continued, “Lastly, we are pleased to be entering a strategic partnership with DealerTrack which includes a two year commitment to help us effect a smooth transition of the ALG business.”

Based in Santa Monica, California, TrueCar simplifies and clarifies the car buying process for consumers by providing accurate market information which helps buyers make better, more informed decisions.  TrueCar saves consumers time and money by providing  price clarity and transparency, while delivering  the benefits  of  higher close rates and vehicle sales to dealers.  TrueCar reaches consumers via two channels.  The direct channel is a website that provides vehicle pricing transparency to consumers and dealers and the indirect channel is a private-label affinity buying program for major brands.  The TrueCar management team were founders of CarsDirect, and have a very deep background in retail automotive technology.

Evercore Partners acted as financial advisor and O'Melveny & Myers provided legal advice to DealerTrack in connection with this transaction.

About DealerTrack (www.dealertrack.com)

DealerTrack’s intuitive and high-value software solutions and services enhance efficiency and profitability for all major segments of the retail automotive industry, including dealers, lenders, OEMs, agents and aftermarket providers.  DealerTrack, whose solution set for dealers is the industry’s most comprehensive, operates the largest online credit application network in the United States, connecting over 17,000 dealers with more than 1,000 lenders.  DealerTrack’s Dealer Management System (DMS) provides dealers with easy-to-use tools and real-time data access to enhance their efficiency.  DealerTrack’s Inventory offerings provide vehicle inventory management and merchandising solutions to help dealers drive higher in-store and online traffic with state-of-the-art, real-time listings – leading to accelerated used-vehicle turn rates and higher dealer profits.  DealerTrack’s Sales and F&I solutions allow dealers to streamline the entire sales process as they structure deals from a single integrated platform.  Its Compliance offering helps dealers meet legal and regulatory requirements, and protect their assets.  DealerTrack also offers additional solutions for the automotive industry, including electronic motor vehicle registration and titling applications, paper title storage, and digital document services.  DealerTrack’s family of companies also includes data and consulting services providers ALG and Chrome Systems. For more information visit: www.dealertrack.com.

About ALG (www.alg.com)

Based in Santa Barbara, California, ALG is a leading provider of data and consulting services to the automotive industry.  ALG publishes the "Automotive Lease Guide" — the standard for residual value projections in North America, and has been forecasting automotive residual values for over 45 years in both the U.S. and Canadian markets.  ALG is a company of DealerTrack Holdings, Inc.

About TrueCar Inc. (www.truecar.com)

TrueCar Inc., is an automotive solutions provider focused on changing how cars are sold by providing a significantly better customer experience while helping qualified dealer partners to gain incremental market share and reduce costs. TrueCar.com is a transparent, visual publisher of new car transaction data. TrueCar.com price reports help both dealers and consumers to agree on the parameters of a fair deal by providing an accurate, comprehensive and simple understanding of what others actually paid for the identically equipped new car over the last 30 days both locally and nationally. TrueCar, Inc. works with a nation-wide network of nearly 5,000 Certified Dealers that provide up-front, no-haggle, competitive pricing to assist some of the nation's largest and most well respected membership and service organizations to meet the auto buying needs of their members and customers. These partnerships include American Express, AAA Clubs, USAA and more than 60 others. Collectively these audiences represent over 1M in-market customers each month. TrueCar, Inc. is headquartered in Santa Monica, California,and has offices in San Francisco. The company was founded in 2005 and has been profitable since 2009. TrueCar has driven over 200,000 sales and is developing a suite of transaction oriented products and services centered on transparency and radical clarity as a result of comprehensively analyzing market data and information.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding benefits to DealerTrack the pending sale of ALG, Inc. and the contemplated commercial arrangements between DealerTrack and TrueCar, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995).  These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; reductions in auto dealerships; the impact of some vendors of software products for automotive dealers making it more difficult for DealerTrack's customers to use DealerTrack's solutions and services; security breaches, interruptions, failures and/or other errors involving DealerTrack's systems or networks; the failure or inability to execute any element of DealerTrack's business strategy; DealerTrack's success in expanding its customer base and product and service offerings; and other risks listed in DealerTrack's reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K.  These filings can be found on DealerTrack's website at www.dealertrack.com and the SEC's website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

TRAK-E ###